Exhibit 10.69


              TRIMBLE                      SOLECTRON
             NAVIGATION              FEDERAL SYSTEMS, INC.
              LIMITED                        and
                                      SOLECTRON CORPORATION


                                Supply Agreement


                                 Dated Effective
                                 August 13, 1999

       TRIMBLE NAVIGATION           SOLECTRON FEDERAL SYSTEM, INC.
           LIMITED                              and
                                       SOLECTRON CORPORATION


                                Supply Agreement
                                TABLE OF CONTENTS

AGREEMENT ..................................................................1
1.    DEFINITIONS ..........................................................1
2.    PURCHASE AND SALE OF PRODUCTS ........................................5
3.    EXCLUSIVITY ..........................................................5
4.    PRODUCTION FILES .....................................................6
5.    PRODUCTION CAPABILITY ................................................7
6.    PRODUCTION SUPPORT TEAMS ............................................11
7.    FORECASTS ...........................................................12
8.    PURCHASE ORDERS .....................................................12
9.    DELIVERY. ...........................................................14
10.      LABELING AND PACKAGING ...........................................15
11.      ACCEPTANCE OR REJECTION ..........................................16
12.      PRICING, PAYMENT, AND COST REDUCTION .............................17
13.      RECORDS, AUDITS AND REPORTS ......................................18
14.      PROTOTYPE SERVICES ...............................................20
15.      QUALITY ASSURANCE ................................................20
16.      REGULATORY COMPLIANCE ............................................20
17.      PRODUCT WARRANTY; EPIDEMIC FAILURE ...............................21
18.      WARRANTY CLAIMS AND REPAIR .......................................22
19.      PARTS SUPPLY .....................................................23
20.      PROPERTY FURNISHED TO SOLECTRON BY TRIMBLE .......................24
21.      INTELLECTUAL PROPERTY OWNERSHIP ..................................25
22.      CONFIDENTIALITY ..................................................28
23.      INTELLECTUAL PROPERTY INDEMNIFICATION ............................29
24.      LIMITATION OF LIABILITY ..........................................31
25.      INSURANCE ........................................................31
26.      TERM OF THEAGREEMENT .............................................31
27.      TERMINATION ......................................................31
28.      REPRESENTATIONS ..................................................34
29.      GENERAL ..........................................................34
Exhibits ............................................................Appended


                                       i
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                                LIST OF EXHIBITS



         Exhibit 1.2  -  Ancillary Technology   [not submitted in filing]

         Exhibit 1.20  -  Products  [not submitted in filing]

         Exhibit 1.33  -  Weighted Average Actual Price Description
                          [not submitted in filing]

         Exhibit 5.6  -  Manufacturing Support Services

         Exhibit 5.8  -  Protected Employees  [not submitted in filing]

         Exhibit 8.2  -  Order Flexibility, Forecast and Lead Time
                         [not submitted in filing]

         Exhibit 12.1  -  Pricing Model  [not submitted in filing]

         Exhibit 13.3  -  Monthly Operational Reporting  [not submitted in filing]

         Exhibits 14  -  Prototypes   [not submitted in filing]

         Exhibit 15.1  -  Quality Improvement and Corrective Action Plans
                          [not submitted in filing]



                                       ii


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                                SUPPLY AGREEMENT

         THIS SUPPLY AGREEMENT is made and entered into effective August 13, 1999 ("Effective Date"), by and between Solectron Federal System, Inc., a Delaware corporation, Solectron Corporation, a Delaware corporation (jointly and severally "Solectron"), and Trimble Navigation Limited, a California corporation ("Trimble") (each a "Party" and collectively the "Parties").

                                    RECITALS

A. Trimble is and has been engaged in the business, among others, of the development, manufacture, marketing and sale of various global positioning system products for various markets worldwide.

B. Solectron is and has been engaged in the business, among others, of manufacturing its customers' products on a contract basis.

C. The Parties intend by this Agreement to provide for Solectron to manufacture certain of Trimble's products.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

                                    Agreement
1.   DEFINITIONS

     In addition to the definitions appearing elsewhere in this Agreement, the following words and phrases shall have the meanings indicated:

     1.1. "Affiliates" shall mean those corporations or other entities which directly or indirectly own or control either Party to this Agreement and their respective Subsidiaries.

     1.2. "Ancillary Technology" shall mean all test programs, tooling, fixtures, and other items provided to Solectron by Trimble as described on Exhibit 1.2.

     1.3. "Create" when used with reference to Proprietary Information means to
          conceive, make,  develop,  reduce  to  practice,   author,  or
          otherwise materially and substantially contribute to the existence of such Proprietary Information, such that the Proprietary Information that results can be fairly and reasonably attributed in whole or in material part to such contribution. Other forms of the word "Create" (e.g., Created, Creation, etc.) shall have substantially the same meaning as required by the context. Proprietary Information that is "Created Jointly" shall apply to all Proprietary Information that (i) qualifies for patent protection in any jurisdiction under which jurisdiction's laws the signature or cooperation or identification of more than one
          Party or their respective   employee(s),  agent(s)  or contractor(s),
          as an inventor, is appropriate or required, or must or should be sought or made in connection with any related application, to obtain such protection, or (ii) was Created in whole or in material part by

                                  Page 1 of 39
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          employee(s), agent(s) or contractor(s) of both Parties acting in concert or cooperation.

     1.4. "Delivery Leadtime" shall mean the number of days between the date a purchase order is delivered by Trimble to Solectron and the date the relevant Product is delivered to the appropriate delivery location.

     1.5. "Derivative" shall mean (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted;
          (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by or is a Trade Secret or is otherwise Proprietary Information, any new material derived from such existing Trade Secret material or Proprietary Information, including but not limited to new material which may be protected by copyright, patent or Trade Secret. 2.2.

     1.6. "Design  Specification" shall mean all or any part of a description of a Product's physical, functional or technical elements, attributes, requirements or performance, related to or used in its design, manufacture, testing, operation and repair, whether in human, machine-readable or other form. Without limiting the foregoing, a "Design Specification" may include, without limitation, bills of materials; schematic diagrams, approved vendor lists, parts, general and special fabrication and assembly drawings and
          procedures;  computer aided  design  and   manufacturing   files;
          unique material specification control drawings; manufacturing materials and chemistry; test procedures, software and equipment; component and other source control drawings; quality plans including source inspection procedures, yield targets and process audit
          plans;  mechanical  models;  standard  assemblies;   estimated
          process flows and times; assembly fixtures and special tools and drawings.

     1.7. "Disclose" shall mean to use, deliver, communicate or provide, or to use or benefit in any way or form including, by way of example and without limitation, in writing; electronically; in machine readable form; by demonstration; in tangible form; by access to plans, diagrams or equipment; or orally. Other forms of the word "Disclose"
          (e.g.,  Disclosure,   Discloses,   etc.)  shall  have substantially
          the same meaning as required by the context.

     1.8. "Disclosing Party" shall mean a Party hereto that discloses its Proprietary Information to the other Party.

     1.9. "Dispose" shall mean to practice, make, have made, use, license, grant rights to sublicense, lease, sell, Disclose, assign, encumber, dispose or otherwise exercise an incident of ownership. Other forms of the word "Dispose" (e.g., Disposition, Disposal, etc.) shall have substantially the same meaning as required by the context.

     1.10. "Effective Date" shall mean the date of execution of this Agreement as first above written.


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     1.11. "Exclusivity  Termination  Trigger"  shall  mean  the  occurrence of an  event described in paragraph 3.2.

     1.12. "Flexibility Parameters" shall have the meaning described in
           Exhibit 8.2.

     1.13. "Incorporate" shall mean shall mean include as a constituent part. Other forms of the word "Incorporate" (e.g., Incorporated, etc.) shall have substantially the same meaning as required by the context.

     1.14. "Invention" shall mean any invention, discovery, process, art, method (including mathematical algorithms), machine, manufacture, composition of matter, or improvement thereof, whether or not patented or patentable, to the extent that it is or is qualified to be the subject of an intellectual property right or intellectual property protection under the laws of any applicable jurisdiction under any applicable legal theory, including but not limited to rights or protections under patent, trade secret, or copyright laws or principles.

     1.15. "Made  Known"  shall  mean  made  known,  received,   developed,
           possessed or communicated, at any time before or after the Effective Date. "Rightfully Made Known" shall mean Made Known without, and "Wrongfully Made Known" shall mean Made Known with, any violation of any legally protectable and/or enforceable express or implied right, title, duty or obligation of the owner of such Proprietary Information or third Parties from, by or through whom such knowledge passed.

     1.16. "Manufacturing Specifications" shall mean Trimble's written specifications regarding the processes for the manufacture of the Products provided to Solectron, including, without limitation, the [*] and [*]. In cases where the specific processes are not covered by these specifications, industry standard specifications shall apply (e.g., IPC, ANSI/IPC).

     1.17. "Manufacturing Standards" shall mean information that describes the processes, procedures and requirements specifically related to the manufacture of any Product. Without limiting the foregoing, a "Manufacturing Standard" may include assembly machine programs; reflow profiles; assembly aids; process flows; standard assembly
           instructions;   process  control  plan;   overall  process
           definition; work instructions; process and machine capabilities; design review report; first article inspection reports; and Quality Improvement Plan.

     1.18. "Owning Party" shall mean a Party to the extent that such Party has an ownership interest in any Proprietary Information.

     1.19. "Part" shall mean any materials, parts or components used in the Products.

     1.20. "Product"  shall mean any of those products  identified in Exhibit
           1.20 attached to this Agreement.



[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

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     1.21. "Production  File" shall mean the definitive  manufacturing specifications for each Product and shall include the most recently effective Design Specification and Manufacturing Standards.

     1.22. "Proprietary Information" shall mean information or material relating to the existing or prospective business of Solectron, Trimble or third parties or to this Agreement, any information contained therein or Created therefrom, and any Derivatives thereof, including, by way of example and without limitation, technical, and/or business information such as processes, methods, techniques, systems, subroutines, source code, object code, documentation, diagrams and flow charts, analyses (including computer
           simulations),   results,   reports  and information  of all kinds
           Disclosed in writing by the  Disclosing  Party to the Receiving
           Party to permit the Parties to perform their obligations under this Agreement. "Proprietary Information" shall also include Inventions, Works and Trade Secrets. Proprietary Information shall not include any information or material to the extent that the Receiving Party proves by a preponderance of the evidence that such information or material has been or becomes:

           1.22.1. Rightfully Made Known to the Receiving Party without obligation of confidence; or

           1.22.2. Rightfully Made Known to third Parties who are neither under obligation of confidence nor who treat such Proprietary Information confidentially

     1.23. "Proprietary Rights" shall mean, in any country, (i) the right to file patent applications and any rights under patent applications;
           (ii) rights under a grant of letters patent or any similar form of statutory protection for inventions, such as utility model protection and industrial design protection; (iii) rights under copyright, trade secret, mask work or trademark law; and (iv) any other protectable intellectual property rights.

     1.24. "Prototype" shall mean a pre-production or pilot prototype, engineering or design sample, or production verification prototype.

     1.25. "Purchase Order" shall mean a Trimble purchase order issued to Solectron pursuant to the provisions of this Agreement.

     1.26. "Receiving   Party"  shall  mean  a  Party  hereto  that  receives
           Proprietary Information of the other Party hereto.

     1.27. "Term" shall mean the period of time that begins on the Effective Date and ends upon Termination.

     1.28. "Termination" means the time at which this Agreement terminates as provided or referenced in paragraph 26.

     1.29. "Trade  Secret"  shall  mean  information  Made Known to either
           Party, that is maintained by a Party in reasonable confidence such that it is not generally known and used in the Party's industry, and which gives or may give the Party a competitive, technical or other business advantage over the other Party, or third parties, who do not possess, know or use it.


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     1.30. "Trimble Proprietary  Component" shall mean any component which
           Solectron cannot purchase without Trimble's express authorization.

     1.31. "Trimble Designated Distributor" shall mean a person or entity identified by Trimble to Solectron as an authorized Trimble distributor.

     1.32. "Trimble Vendor" shall mean any producer or supplier of all or any portion of a Product that has been identified by Trimble on Trimble's approved vendor list (or "AVL") for such Product as the source of certain Parts to be used by Solectron in the manufacture of such Product.

     1.33. "WAAP" shall mean Weighted Average Actual Price determined as specified in Exhibit 1.33.

     1.34. "Work" shall mean a work of authorship protectable under the copyright laws of an applicable jurisdiction, or a mask work protectable under the semiconductor chip protection laws of any applicable jurisdiction.

2.   PURCHASE AND SALE OF PRODUCTS

     During the Term and subject to the provisions of this Agreement, Solectron shall manufacture and deliver or provide to Trimble, and Trimble shall purchase from Solectron, Products, and such other goods and services as this Agreement requires or as the Parties may otherwise mutually agree in writing.

3.   EXCLUSIVITY

     3.1.  Products

           During the Initial Term, Trimble shall purchase from Solectron all Trimble's requirements for Products except as otherwise expressly provided in this Agreement. After the Initial Term, or after an Exclusivity Termination Notice, Trimble shall only be obligated to purchase from Solectron such of the Products and in such quantities as Trimble may determine in its sole discretion. Nothing in this Agreement shall be construed or deemed to require Trimble to order any particular quantity of any Product, nor constitute any warranty or representation by Trimble in that regard.

           Nothing in this Agreement shall require Trimble to purchase any Product from Solectron to the extent such requirement would violate, prevent or frustrate the purpose or benefit of any extraordinary Trimble contract or business relationship that may arise after the Effective Date, including those requiring local manufacturing, or those which arise in connection with any business acquisition or change of control.

     3.2.  Exclusivity Termination Triggers

           In addition to any other rights or remedies available to Trimble, the following events shall constitute Exclusivity Termination Triggers:

          3.2.1. [*]



[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

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          3.2.2. [*]
          3.2.3. [*]
          3.2.4. [*]

     3.3  Exclusivity Termination Process

          In the event of an Exclusivity Termination Trigger, Trimble shall provide written notice thereof to Solectron, and within three (3) business days thereafter the Parties' most senior business executives then available who have decisional authority over this Agreement shall meet and confer regarding such Exclusivity Termination Trigger and the consequences thereof. If within five (5) business days after such notice the Parties have not mutually agreed upon a resolution of the circumstances that constitute or relate to the Exclusivity Termination Trigger, Trimble may deliver to Solectron an Exclusivity Termination Notice. Such Exclusivity Termination Notice shall have the effect described elsewhere in this Agreement.

4.   PRODUCTION FILES

     4.1. Design Specifications

          Within a reasonable time following the Effective Date, Trimble shall furnish to Solectron any Design Specifications, Manufacturing Specification and any Manufacturing Standard, in the form historically used by Trimble to produce each Product.

          Solectron acknowledges that, although Trimble will furnish the Design Specifications, Manufacturing Specification and any
          Manufacturing Standard in the form historically used by Trimble to produce each Product, Trimble makes and has made no representations or warranties with respect to Solectron's ability to produce Products or achieve any particular results from its use of such Design Specifications, Manufacturing Specifications and any Manufacturing Standards furnished by Trimble.

     4.2. Manufacturing Standards

          Solectron at its expense shall review each Design Specification and Manufacturing Standard submitted by Trimble promptly upon receipt and, consult with Trimble and visit the facilities of Trimble and its subcontractors as necessary or advisable for the purposes of this paragraph 4. Promptly thereafter, and from time to time during the Term, Solectron shall advise and make recommendations to Trimble regarding all relevant matters that may affect each Design Specification and Manufacturing Standard as such matters may relate to Solectron's




[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

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          preparation of preliminary or final  Manufacturing  Standards, or changes thereto,  including but not limited to sourcing and
          qualifying    components,    cost   analysis,    and   Product
          modifications for unit cost reduction. Trimble may, at its option, participate in all such Solectron activities.

          For each Product, Solectron shall submit to Trimble preliminary Manufacturing Standards that comply with the relevant Design Specification and Manufacturing Specifications within a reasonable time after Trimble delivers its Design Specification to Solectron.

          As soon as practicable after Solectron delivers the preliminary manufacturing procedures to Trimble, Trimble and Solectron shall review them jointly. Solectron shall deliver proposed final Manufacturing Standards to Trimble within one
          (1) week after Trimble's approval of the preliminary Manufacturing Standards and, upon Trimble's approval of the proposed final Manufacturing Standards, such Manufacturing Standards shall be deemed established as to the relevant Product.

     4.3. Production File

          Solectron shall maintain, for each Product, a Production File that (i) includes the Design Specifications and final Manufacturing Standards; and (ii) complies with all relevant provisions of this Agreement, including the Manufacturing Specifications. Solectron shall promptly identify to Trimble any Production File information that Solectron considers Solectron's Proprietary Information.

     4.4. Production Prior to Acceptance of Production Files

          Prior to Trimble's written approval of Solectron's proposed Manufacturing Standards, Solectron shall continue to produce the Products in accordance with Trimble's historic processes prior the Effective Date, provided that to the extent that Trimble has not furnished information regarding its historic processes for producing any such Products, Solectron shall employ methods of production that conform to generally recognized best practices.

5.   PRODUCTION CAPABILITY

     5.1. Capacity

          During the Term and as otherwise provided in this Agreement, Solectron shall maintain the labor, materials and facilities necessary to produce and deliver to Trimble all Products, services, activities and other things required of Solectron under this Agreement. The Parties will amend Exhibit 1.20 ("Products") to appropriately manage end-of-life, inactive or discontinued Products.

     5.2. Materials

          Solectron shall provide or acquire all Parts necessary to perform Solectron's obligations under this Agreement from the applicable Trimble Vendor(s). Trimble may instruct Solectron to change specific Parts or procedures for the manufacture or assembly of any Product(s) by


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          following  the change  procedure  described in Paragraph  5.4,
          subject  to  reasonable   adjustment  of  price  and  delivery
          schedule equitably attributable to such change.

          Trimble's liability for such Parts shall be limited to the provisions of Exhibit 8.2.

     5.3. Product Manufacture

          Solectron shall manufacture, assemble and test each Product in accordance with its Production File at a Solectron facility that has been approved by Trimble in writing. Solectron will not change the location of manufacture, including without limitation different facilities or different production lines within the same facility, without Trimble's prior written approval.

          Solectron shall not subcontract or delegate any portion of the manufacture, assembly or testing of the Products to third parties without Trimble's express written approval, which may be granted or withheld by Trimble in its sole discretion.

          Solectron shall not, without Trimble's prior written approval, include electronic components in the Products which have a date code which is older than [*] from the date such component is first delivered to Solectron, provided however, that for any such Parts with a date code older than [*] from the date such component is first delivered to Solectron, Solectron shall perform such solderability and other tests as may be required by the Manufacturing Specifications or best commercial practice. Solectron shall keep documentation sufficient to verify its compliance with this Paragraph 5.3 and shall promptly provide such documentation to Trimble upon request.

     5.4. Production File Changes

          5.4.1. Initiated by Trimble

                 From time to time during the Term, Trimble may issue a preliminary change notice ("Preliminary Change Notice") to Solectron that states one or more changes to a Production File or the Manufacturing Specifications.

                 Trimble's Preliminary Change Notice shall specify whether Trimble's requested change is a Class 1 ECN or Class 2 ECN. A "Class 1 ECN" is an engineering change that must be implemented within Twenty Four (24) hours after receipt of notice and before additional Products are delivered to Trimble. A "Class 2 ECN" is an engineering change that may be implemented at a mutually agreeable time.

                 Solectron shall, [*] within the time specified in the Preliminary Change Notice but generally not more than two (2) business days from Trimble's issuance of the Preliminary Change Notice, provide information regarding factors that may affect implementation, and costs associated with implementation (one-time and on-going), of the changes described in the Preliminary Change Notice.

                 If, after receiving Solectron's response, Trimble wishes to implement the changes described in the Preliminary Change Notice, Trimble shall issue





[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

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                  a final engineering change notice ("ECN") or final
                  manufacturing change Notice ("MCN") to Solectron.

          5.4.2.  Initiated by Solectron

                  If Solectron wishes to initiate a change to a Production File or the Manufacturing Specifications, Solectron shall furnish to Trimble a proposed change notice ("Proposed Change Notice") together with information regarding factors that may affect implementation, and cost associated with implementation (one-time and on-going). Solectron shall supplement the Proposed Change Notice with such additional information as Trimble may reasonably request at any time ("Supplemental Information"). Trimble shall not be deemed to have completed its assessment, and shall be under no obligation to respond to a Proposed Change Notice, until Trimble has received and analyzed the Proposed Change Notice, the Supplemental
                  Information, and such other information regarding the business, financial and technical particulars as Trimble may in its sole discretion deem necessary or advisable. Trimble may decline any Proposed Change Notice in Trimble's absolute discretion. If Trimble wishes to implement an engineering change as described in Solectron's Proposed Change Notice, Trimble shall issue a Final ECN or Final MCN to Solectron.

                  For change requests initiated by Solectron, Solectron will be responsible for [*] to such materials, locations or processes that are requested by Solectron, except as the Parties may otherwise expressly agree in writing.

          5.4.3.  Final ECN/MCN

                  A Final ECN or final MCN shall be incorporated into the Production File for the applicable Product(s) on the specified implementation date. Solectron shall not change or modify the processes for the Products as provided in the Production File without a Final ECN or final MCN from Trimble.

          5.4.4.  Charges

                  For purposes of this paragraph 5.4, any cost identified by Solectron as a "cost associated with implementation" shall not include, and Trimble shall not be liable for, [*]

          5.5.5.  Allocations

                  Solectron warrants and agrees that with respect to any allocations of components, materials, labor or production capacity made in connection with orders placed by Trimble under this Agreement due to any shortage or unavailability, Trimble will receive from Solectron allocations thereof that are at least as favorable as any allocation provided to any other Solectron customer.





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     5.6. Manufacturing Support

          Each Party shall perform its manufacturing support services as described in Exhibit 5.6.

     5.7. Solectron Relationship with Trimble Vendors

          Solectron shall manage Solectron's relationships with Trimble Vendors in a manner that will enhance long-term relationships with such vendors and produce benefits for both Solectron and Trimble. [*]

          Without limiting the foregoing, Solectron shall, at a minimum, comply with the following obligations to ensure good component material management for the Products:

          5.7.1. Ensure component level failure analysis is performed by the Trimble Vendors,

          5.7.2. Expedite  component  returns,  failure analysis and corrective
                 actions regarding defective   components  with  Trimble
                 Vendors and promptly communicate this information to Trimble,

          5.7.3. Work with Trimble Vendors to reduce leadtimes and WAAPs,

          5.7.4. Address poor component yields with Trimble Vendors and promptly provide analysis and corrective plans regarding same to Trimble,

          5.7.5. Provide regular performance feedback to Trimble Vendors, with a copy to Trimble,

          5.7.6. Provide Trimble with copies of all Trimble Vendors newsletters via e-mail,

          5.7.7. Permit Trimble to participate in discussions with Trimble Vendors regarding issues related to Parts WAAP and availability, and to Solectron's performance of this Agreement,

          5.7.8. Initiate and maintain vendor qualification, performance and corrective action programs with the Trimble Vendors,

          5.7.9. Assist Trimble as Trimble may reasonably request with Trimble's vendor conference, and

          5.7.10.Provide to Trimble any information relating to Part quality, technology trends, and such other information that Solectron may have and Trimble may reasonably require to maintain a competitive position in its markets.

         Solectron shall provide each of the Trimble Vendors with non-binding, forward looking, rolling forecasts for each of the Parts and shall update such forecasts on a monthly basis, or more frequently as necessary to support Trimble's business needs. Such forecasts shall [*]





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          [*]

     5.8. Production Personnel

          Solectron acknowledges that certain Solectron personnel whose names appear on the attached Exhibit 5.8 were Trimble employees before the Effective Date, possess certain [*] or other technical or engineering skills and experience that have been and will continue to be required in the production of the Products. Solectron agrees that it shall [*]

     5.9. Production Floor Scrap

           Solectron shall bear all costs for Scrap within a [*]. Above the [*], (i) Trimble shall reimburse Solectron the [*] for all Parts or Products Scrap that the Parties reasonably determine is caused by Trimble's Product design; and (ii) Solectron shall bear all cost for all Parts or Products Scrap caused by Solectron's manufacture of the Products.

           "Scrap" means Parts or Products that are or may become unusable in the manufacturing process. "Scrap Rate" is calculated by dividing the materials WAAP of all Scrap created in each quarter by the total materials WAAP in that quarter and expressing the result as a percentage.

     5.10. Discrepant Materials

           As provided in the Asset Purchase Agreement, Solectron will purchase Discrepant Materials from Trimble at [*]. Trimble will sell only those Discrepant Materials produced in the one
           (1) year prior to the Effective Date. Solectron may repair or rework the Discrepant Materials to meet the applicable Product's Production File and supply the repaired or reworked Discrepant Materials to Trimble as Products under this Agreement. Solectron shall bear the cost of all Scrap in the Discrepant Materials. If (i) the price paid by Solectron for the Discrepant Material totals more than [*]; or (ii) despite its best efforts, Solectron is unable to repair or rework more than [*] of the Discrepant Materials to meet the applicable Product's Production File; the Parties will meet and discuss an equitable resolution. "Discrepant Materials" means work in progress that fails to meet the applicable Product's Production File.

6.   PRODUCTION SUPPORT TEAMS

     On or before the Effective Date Solectron shall establish a team of skilled and experienced employees ("Production Support Team") which shall be the primary Product and technical interface with the other Party and serve as the focal point for the identification and resolution of any problems that may surface during the




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     course of this  Agreement.  Solectron  shall  consult  with Trimble and comply with  Trimble's  reasonable  requests  regarding  the  Solectron
     personnel  that  Solectron   designates  or  intends  to  designate  as
     Solectron's Production Support Team, including the opportunity to interview and reject proposed Production Support Team candidates prior to Solectron assigning them to the Production Support Team. Production Support Teams shall not have the authority to amend or modify the terms
     of  this   Agreement.   The   Production   Support   Teams  shall  meet
     periodically, electronically, telephonically or otherwise as reasonably agreed by the Parties, and at least quarterly for a general review of the Parties' performance under the relationship and to establish any corrective action plans necessary to meet performance criteria set forth in this Agreement.

     Solectron's Production Support Team shall include two (2) Customer Focus Teams, aligned on a product- or business unit basis as Trimble may reasonably request, which shall be responsible for providing support in the following areas: (i) Trimble Vendor management; (ii) inventory control; (iii) engineering services; (iv) master scheduling;
     (v) document control; (vi) quality assurance; and (vii) customized reporting.

     In addition to the obligations described above, Solectron's Production Support Team shall be able to (i) respond to normal inquiries within [*],
     (ii) provide an initial response for urgent requests within [*], and (iii) comply with the order acknowledgment and RMA procedures set forth elsewhere in this Agreement.

7.   FORECASTS

     Within three (3) business days after the Effective Date, Trimble shall deliver to Solectron a non-binding, forward looking, [*] rolling forecast ("Forecast") for orders of the Products, and update such Forecast from time to time during the Term, but no less frequently than [*]. Each Forecast shall state Trimble's anticipated orders for each Product during the Forecast period: [*]

8.   PURCHASE ORDERS

     8.1. Submission; Content

          From time to time during the Term, Trimble may deliver Purchase Orders to Solectron in writing, via telefax or electronically, via procedures to be mutually agreed or in the same manner as specified in this Agreement for the delivery of notices. Such Purchase Orders shall include the following information ("Basic Information"), as and if applicable, and such other information as may be relevant to such Purchase
          Orders:

          8.1.1. Deliverables (which shall include Trimble part number(s));

          8.1.2. Quantities of each deliverable;

          8.1.3. Unit and total prices then in effect;

          8.1.4. Delivery date(s) within the applicable Product Delivery
                 Leadtime;

          8.1.5. Delivery location(s);




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          8.1.6. Product notes (including, but not limited to, radio frequency or other configuration information); and

          8.1.7. Any special packaging or shipping requirements.

                 Any terms, conditions or information appearing on or accompanying any of Trimble's or Solectron's purchase orders or acknowledgments or related correspondence, other than the Basic Information, shall be of no effect unless (i) expressly permitted under this Agreement, or (ii) Trimble and Solectron expressly agree otherwise in a separate, signed writing.

     8.2. Delivery Leadtimes

          Delivery Leadtimes for each Product shall be determined by the Product's applicable delivery category specified on, and subject to change as provided in, the attached Exhibit 8.2.

     8.3. Confirmation

          8.3.1. [*]

          8.3.2. [*]

          8.3.3. [*]

     8.4. Order Acceptance.

          A Purchase Order in the form described in Paragraph 8 above, which complies with the terms of this Agreement, (a "Complying Order") shall be deemed accepted by Solectron upon receipt regardless of whether or not confirmed or acknowledged by Solectron as provided in paragraph 8.3. Solectron shall not be obligated to accept a purchase order that is not a Complying Order, nor shall Solectron be obligated to accept a purchase order which states quantities in excess of those Forecast and Flexibility






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          Parameters (any of the foregoing a "Non-Complying Order"), and such a Non-Complying Order shall not be deemed accepted by Solectron unless Solectron expressly accepts it in writing. If
          Solectron   determines   that   any   purchase   order   is  a
          Non-Complying   Order,   Solectron  shall  notify  Trimble  as
          described in Paragraph 8.3 above, and the Parties shall use their mutual reasonably diligent efforts to cause the Purchase Order to be a Complying Order, at which time it shall be deemed accepted by Solectron and Solectron shall so confirm to Trimble in writing.

     8.5. Purchase Order Changes

          8.5.1. Trimble shall be entitled to cancel any Purchase Order in whole or in part, or change all or any part of the Basic Information applicable to any Purchase Order, by delivering notice thereof to Solectron in the same manner as a Purchase Order may be delivered, and Solectron shall comply with any such change or cancellation. Any such change or cancellation shall be without liability to Trimble if it is within the Flexibility Parameters and, if it is not, such change or cancellation shall be subject to any relevant liability as described in Exhibit 8.2.

          8.5.2. For increases or decreases in quantities ordered which fall outside of the parameters set forth in Exhibit 8.2, Solectron agrees to use best efforts to accommodate Trimble's requested changes.

     8.6. First Month Orders

          For the thirty (30) days following the Effective Date, the forecasting and ordering procedures specified in Paragraphs 7 and 8 shall not apply to the ordering, production or delivery of the Products. Instead, during that thirty (30) day period, Solectron shall complete the production of Products in process as of the Effective Date in accordance with a schedule to be provided by Trimble to Solectron at the Effective Date, provided that such schedule generally provides for manufacturing times for the Products substantially in accordance with the Delivery Leadtimes specified on Exhibit
          8.2. During such thirty (30) day period, Trimble will supply forecasts on a daily basis.

     8.7. Solectron and Trimble agree to discuss at a mutually agreeable date the terms and conditions, if any, under which the Parties may agree to implement a kanban or demand-pull form of delivery system for the Products.

9.   DELIVERY.

     9.1. Beginning at the Effective Date and until such time as required by a Delivery Plan ("Delivery Interim Period"), Solectron shall deliver Products to Trimble on time to the same extent that Trimble's manufacturing function has internally delivered Products within Trimble on time, or earlier, during the six (6) month period preceding the Effective Date. During the Delivery Interim Period, Solectron shall use its best efforts to deliver Products on time as required to meet Trimble's business needs, consistent with the condition of the Trimble manufacturing function





                                 Page 14 of 39
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          transferred  to Solectron  under that certain Asset Purchase Agreement between Trimble and Solectron dated [date].

          Within Forty Five (45) days following the Effective Date, Solectron shall furnish to Trimble, for Trimble's review and approval, a proposed plan to achieve on time delivery of all Products ("Delivery Plan"). Beginning at the time specified in the Delivery Plan, but in no event later than March 31, 2000, Solectron will deliver all Products to Trimble on time.

          For purposes of this Agreement, a Product shall be deemed delivered "on time" if it conforms to the relevant warranty and acceptance criteria, was produced in conformity with the applicable Production File, and is delivered to the required delivery location or common carrier, as applicable, on or not more than three (3) days before the delivery date specified in the applicable Purchase Order.

     9.2. If a delivery is not on time, or if Solectron reasonably expects to make a delivery that is not on time, Solectron shall promptly notify Trimble, and unless the delay is caused by Trimble, shall at
          no  additional  cost to Trimble employ   accelerated   measures  such
          as  material   expediting  fees,  premium transportation  costs,  or
          labor diversion or overtime required to meet the specified delivery date or minimize the lateness of deliveries.

     9.3. For deliveries to Trimble within [*] of Solectron's Milpitas, California facility, Solectron shall deliver Products to Trimble's delivery location specified in an Order, [*] choosing.

     9.4. For all other deliveries, Solectron shall deliver Products [*] choosing addressed to the delivery location specified in the relevant order, and shall insure against normal transportation risks. The cost of shipment and insurance shall be added to the amount payable by Trimble.

     9.5. Title and risk of loss to all Products shall pass to Trimble upon delivery to the common carrier at Solectron's shipping dock.

10.  LABELING AND PACKAGING

     10.1. Trimble shall provide to Solectron all necessary specifications, identification and artwork for the labeling of the Products and packaging under the applicable label.

     10.2. Solectron shall package and label all Products as specified by Trimble in the Design Specification, without additional cost to Trimble. Where Trimble does not specify packaging and shipping requirements in the Design specification, Solectron shall package and ship Products to Trimble in a manner which (i) follows Trimble's written instructions, (ii) follows good commercial practice, (iii) is acceptable to common carriers for shipment, and (iv) is adequate to ensure safe arrival. Solectron shall mark the outside of each shipment container with the applicable Trimble part numbers and necessary handling and lifting information. Each








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           shipment shall be accompanied by a packing slip and source inspection acceptance report which will include Trimble's part numbers, purchase order and the quantity shipped. Solectron further agrees to label the Products consistent for United States custom requirements for country of manufacture as well as to provide revision code and manufacturing date code labeling for the Products in the location and format specified by Trimble.

     10.3. If Trimble requests additional marking or labeling information on, or packaging for, the Products which is not specified in the Design Specifications and which results in a change in the cost of materials or production, Trimble and Solectron shall negotiate an equitable price adjustment in good faith.

     10.4. Solectron shall not pack different Products or different configurations of the same Products in the same shipment container.

11.  ACCEPTANCE OR REJECTION

     11.1. Source Inspections.

           Upon prior notice to Solectron, Trimble or its authorized representative(s) may conduct source inspections of the Products at Solectron's facility at which Products are being manufactured, during Solectron's normal business hours. Such inspections shall be based upon [*] and such other standards as Trimble may reasonably elect. The Parties shall mutually agree upon the timing of such inspections, which shall be conducted in a manner that does not interfere with Solectron's operations. Solectron shall provide sufficient facilities for persons conducting such source inspections. If any Product fails the test procedure set forth in the Manufacturing
           Standards, Trimble may reject the entire lot of any such Products, and Solectron shall promptly take all steps necessary to correct such failures.

           Immediately upon any rejection resulting from a source inspection, Solectron shall identify the cause of the failure and shall promptly take all reasonable steps to correct any such failure as described in the Manufacturing Specifications.

     11.2. Incoming Inspections.

           Trimble may inspect all Products within [*] after its receipt of such Product ("Rejection Period") and may reject any Product that fails to meet the Design Specifications or Manufacturing Standards.

           Trimble may also reject any quantity of goods shipped by Solectron in excess of those ordered, or which are delivered more than [*] before the scheduled delivery date. However, such overshipments or early shipments, to the extent accepted, shall be subject to all of the terms and provisions contained in this Agreement.

           If  Trimble   rejects  any  Products,   Trimble  shall  notify
           Solectron in writing or follow the RMA procedure described in Paragraph 18.3 within the





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           Rejection  Period.  Solectron  shall  promptly  credit  Trimble's account for all Products rejected by Trimble and returned to Solectron.

     11.3. General.

           Solectron  shall (i)  provide  Corrective  Action  Reports  as specified in Exhibit 15.1 unless otherwise specified by Trimble in the Design Specifications or Quality Plan for the applicable Products, and (ii) record date codes, serial numbers, electronic serial numbers ("ESN numbers") and corrective action for all Products rejected by Trimble.

           Notwithstanding anything to the contrary contained in this Agreement, inspection or failure to inspect the Products upon Delivery shall not affect Trimble's rights under the warranty provisions of this Agreement.

12.  PRICING, PAYMENT, AND COST REDUCTION

     12.1. Prices

          12.1.1. The initial unit prices to be paid by Trimble for Product(s) are set forth in Exhibit 1.20 attached to this Agreement.

          12.1.2. During the term of this Agreement, adjustments to the unit prices for the Products will be made on an ongoing basis in accordance with the provisions of Exhibit 12.1.

          12.1.3. Except as otherwise provided in this Agreement, unit price includes all charges for the Product(s), any related deliverable items and services, and packaging.

          12.1.4. The WAAP stated by Solectron to Trimble during the Term for any Part supplied or to be supplied by Solectron to Trimble (i) fairly and accurately represents the price paid by Solectron for such Part, and (ii) is determined under the Method stated in Exhibit 1.33.

          12.1.5. Solectron's Method of calculating the WAAP of any Part
                  (i) is the method regularly and consistently employed by Solectron for internal financial reporting purposes, and (ii) includes all elements, and does not omit elements, necessary to make any statement of WAAP accurate and not misleading.

          12.1.6. Prices are partially based on the Parties' estimate that Solectron's annual revenue from Trimble, [*]. If, upon the first anniversary of the Effective Date, [*], the parties will in good faith discuss an equitable resolution. Solectron will use its best efforts to reduce or otherwise control its costs and re-deploy its manufacturing assets prior to any such negotiations.








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     12.2. Payment

           Trimble shall pay for all Products received by Trimble [*]

           Except as provided above:

           12.2.1. Trimble shall use commercially reasonable efforts to pay for all other Products received by Trimble between [*] and

           12.2.2. Trimble shall use commercially reasonable efforts to pay for all Products received by Trimble [*]

           When reasonably practicable, payment will be made by electronic transmittal Electronic Data Interchange ("EDI") or equivalent. Solectron agrees to support Trimble in implementing the required EDI process. Payment shall not constitute acceptance of the Products by Trimble.

     12.3. Taxes

            Where the law permits, Solectron shall treat Trimble as exempt from applicable state and/or local sales tax for Product(s) purchased pursuant to this Agreement. Where required by state or local law, Trimble shall provide Solectron with a valid reseller's exemption certificate for each taxing jurisdiction to which Solectron ships Product(s). When Trimble purchases Products for internal use pursuant to this Agreement, Trimble shall notify Solectron and shall pay any applicable sales tax to Solectron.

13.  RECORDS, AUDITS AND REPORTS

     13.1. Solectron shall keep complete, correct and accurate books of account containing all records that are required according to Solectron's business processes and policies. In order to allow Trimble to determine the accuracy of the prices charged to Trimble under this Agreement and to verify the efforts of Solectron to reduce such prices.

            Solectron shall within three (3) business days after Trimble's request made at any time and from time to time provide to Trimble:

            13.1.1. A report that identifies,  by part number, quantity and such other attributes as are relevant, all finished goods, work in progress, Parts and other items held or ordered by Solectron (i) for which Trimble is or may become liable to pay Solectron under any provision of this Agreement, and (ii) in addition to the foregoing, those that Solectron intends to use in producing Products.





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          13.1.2. Access  to the  following  types of  information  with respect to Solectron's performance of its obligations under this Agreement: component WAAPs; component business awards where such awards are specified by Trimble; labor time standards; yield data at board test and final test; rework
                  and scrap  rates; supplier performance  ratings;   lot
                  tracking/status   information;   factory cycle-time; component
                  lead times; freight costs; inventory visibility; ECN tracking and effectiveness; and summaries of shipments and billings.

          13.1.3. For the verification of component pricing, Solectron shall provide Trimble Weighted Average Actual Price (WAAP) data for components, at the Trimble part number level. Trimble, at its request, may verify Solectron's process for calculating the WAAP by reviewing data relating to
                  receipt    and    disbursement    of   a    reasonably
                  representative  sample of Parts whose pricing does not
                  fall under a Solectron  non-disclosure  agreement with
                  any supplier, or when the supplier waives any related non-disclosure obligation. If a supplier waives a non-disclosure  obligation,  Solectron  shall  take no
                  action to discourage or prevent Part price  disclosure
                  to  Trimble.   For  new   assemblies   containing  new
                  components with no WAAP in Solectron's MRP system, Solectron shall provide Trimble a burdened component price in order to comply with existing non-disclosure provisions that prohibit Solectron from sharing actual purchase price. Such burdened price will be for reference only, and contain a Solectron-proprietary adjustment which shall not be included in any Part
                  pricing  for  costed  bills  of   materials   for  new
                  products, assemblies or Parts.

          13.1.4. All WAAP information disclosed between the Parties shall be deemed Confidential Information. Trimble shall not reveal WAAP data to component suppliers, distributors, other contract manufacturers, or any other third parties, either directly or indirectly. The Parties acknowledge that improper disclosure of WAAP data to suppliers could result in irreparable damage to procurement leverage; therefore, each Party agrees to take prompt corrective action for any improper disclosure and to take disciplinary action where appropriate.

          13.1.5. The most current Production File for the Product(s).

     13.2. Solectron shall, on or before the fifth (5th) day of each calendar month during the Term, deliver to Trimble a Monthly Report as described in the attached Exhibit 13.3.

     13.3. Solectron shall permit Trimble's customers reasonable inspection and access to data regarding quality, yield data at board test and final test, rework and scrap rates, lot tracking/status information, summaries of shipments, and such other non-financial manufacturing information as Trimble's customers may reasonably require to confirm Trimble's compliance with such customers' reasonable manufacturing requirements.

14.  PROTOTYPE SERVICES

      From time to time during the Term, Trimble may desire Solectron's help in building Prototypes. In these instances, Trimble shall notify Solectron of its desire, shall furnish to Solectron preliminary design information and the Parties shall cooperate as described in Exhibit 14.

15.  QUALITY ASSURANCE

     15.1.     Quality Improvement Plan

               In addition to the Quality Plans that are part of each Production File, Solectron shall establish, maintain and manage a Quality Improvement Plan for each Product that is consistent with (i) the provisions of Exhibit 15.1, and (ii) standard industry practices, to ensure that the overall reliability, quality and performance objectives stated in the relevant Production File is achieved.

     15.2.     ISO9000 Certification

               Solectron shall manufacture the Product(s) at a facility that maintains ISO 9000 certification.

     15.3.     QS9000 Compliance

               Solectron shall obtain as soon as reasonably practicable (but in no case longer than twelve (12) months following the Effective Date) and maintain throughout the Term QS9000 compliance at its Product production facility. Solectron will investigate QS9000 certification and advise Trimble if and when Solectron can achieve QS9000 certification.

     15.4.     Other Requirements

               From time to time during the Term, Trimble may request that Solectron obtain such other certifications and meet such other manufacturing, security, facility and other requirements as Trimble may specify.

16.  REGULATORY COMPLIANCE

     Solectron represents and warrants that its manufacturing facilities will comply, its manufacturing processes will be conducted in accordance, and its performance under this Agreement shall comply, with all applicable federal, state and local statutes, laws and regulations.

17.  PRODUCT WARRANTY; EPIDEMIC FAILURE

     17.1.     Performance Warranty.

               Solectron  warrants to Trimble  that  Product(s)  furnished by
               Solectron to Trimble under this Agreement, and their production, (a) shall conform to the Production File, (b) shall conform to the Manufacturing Specifications, and (c) shall be free from defects in material and workmanship furnished by or through Solectron under normal use and operation for either (i) the period specified on Exhibit 1.20, or (ii) if no period is specified on Exhibit 1.20, the lesser of (A) [*] from the date of delivery by Solectron to Trimble, or (B) [*] from the date of delivery of the Product to the end user, or (iii) such other period as the Parties may expressly agree in writing.

     17.2.     Epidemic Failure

               Except as may otherwise be provided in a Production File, in the event that, at any time within [*] after Delivery, more than [*] of any given Product sold and delivered to Trimble within any [*] period fails to operate properly as the result of improper Solectron workmanship, then an Epidemic Failure shall be deemed to have occurred. Upon notice by Trimble to Solectron of any Epidemic Failure, Solectron shall promptly develop a plan to eliminate the problem in all continuing production and to correct the problem in all affected units of Product previously sold and delivered to Trimble during said [*] time period. Solectron shall submit such plan to Trimble for Trimble's acceptance. Upon receiving Trimble's approval of such plan, Solectron shall implement the corrective action at its expense. If such plan is not acceptable to Trimble, then Trimble can require Solectron to repair or replace, at Trimble's option, the affected Product at Solectron's cost. The parties agree to use reasonable efforts to complete the repair or replacement of the affected Product within [*] after written notice of such Epidemic Failure is provided to Solectron. For epidemic failures that are affecting current production, Solectron shall identify the problem and develop a plan to solve it within [*] of Trimble's notice.

               In the event of an epidemic failure due to a common cause which is neither (A) otherwise covered by the previous paragraph; nor (B) due to (i) a Trimble Product design, (ii) Trimble-supplied test design, or (iii) a Trimble Proprietary
               Component;   the  Parties  will  use  reasonable   efforts  to
               determine,   address   and  resolve   such   failure  and  its
               consequences.

               In the event any failure described in this paragraph 17.2 arises from defects in materials supplied to Solectron by any third party, Solectron shall share, assign or pass through to Trimble any related concession from or claim against the relevant supplier.

     17.3.     Warranty Exclusions

              The warranties set forth in this article shall not apply to any claims, problems or defects which are the result of designs specified in the Design Specifications, normal wear and tear, mishandling, misuse,






[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

               neglect or improper testing or repair by other than Solectron or its authorized representative. These warranties shall survive inspection, acceptance and payment.

               THE WARRANTIES CONTAINED IN THIS ARTICLE ARE IN LIEU OF, AND SOLECTRON EXPRESSLY DISCLAIMS AND TRIMBLE WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

18.  WARRANTY CLAIMS AND REPAIR

     18.1. Trimble shall promptly notify Solectron of any breach or alleged breach of the warranties contained in Paragraph 17. Solectron and Trimble or Trimble's customers shall follow the RMA procedure described in Paragraph 18.3 below to return to Solectron Product(s) that are defective or that need repair or replacement. Solectron, at Solectron's expense and at Trimble's option, shall either replace or repair Products which are or become defective during the warranty period and Deliver the Products to the location designated by Trimble within [*] after Solectron's receipt of the rejected
               Product(s).

     18.2. In connection with warranty repair or replacement, Solectron shall:

               18.2.1. Use repair/rework processes that are part of the
                       Production File or otherwise approved by Trimble in writing;

               18.2.2. Record and report to  Trimble,  in  writing,  date codes, serial numbers, and corrective action for all Product(s) returned for repair or replacement;

               18.2.3. Furnish Corrective Action Reports as required by Exhibit
                       15.1;

               18.2.4. Update Product(s) to the latest engineering change level;

               18.2.5. Pay all shipping costs associated with Products returned for repairs during the warranty period;

               18.2.6. Repair or rework any given Product not more than [*]
                       times;

               18.2.7. Retest Products as specified in the Manufacturing
                       Standards prior to a redelivery;

               18.2.8. Return  repaired,  reworked or replacement  Products in separate shipments from Trimble's scheduled Product orders; and

               18.2.9. Provide  statistics  to  Trimble on no  problem  found
                      (or  "NPF")  returns on a quarterly basis.

     18.3.     RMA Procedure

               To return a Product to Solectron as provided by Paragraphs 11 and 18, Trimble shall, request a Return Material Authorization ("RMA") number from Solectron. Solectron shall provide the RMA number in writing to Trimble within [*] after receipt of any request.





[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

               After receipt of the written RMA number, Trimble shall return to Solectron the rejected or defective Product, freight collect and properly insured, in its original shipping carton (if available) with the RMA number displayed on the outside of the carton.

               Solectron shall, at Trimble's request, provide Trimble with pre-issued RMA numbers.

     18.4.     In-Field Warranty Repair

               Trimble in the exercise of its sound business judgment may from time to time determine that warranty repair of certain Products or for certain customers should be undertaken at or near the customer's place of business. In such event, Trimble shall notify Solectron of such determination and the Parties shall thereupon immediately cooperate with each other to (i) determine whether the affected Product's condition constitutes a breach of any Solectron warranty and (ii) undertake such repair. If the affected Product's condition constitutes a breach of any Solectron warranty, Solectron shall either undertake such repair, or reimburse Trimble for its reasonable cost of such repair.

19.  PARTS SUPPLY

     19.1.     By Solectron

               Solectron shall, upon Trimble's request made at any time and from time to time, sell to Trimble:

               19.1.1. During the Term of this Agreement,  all finished goods, work in progress, Parts and other items held or ordered by Solectron (i) for which Trimble is or may become liable to pay Solectron under any provision of this Agreement; and (ii) in addition to the foregoing, those that Solectron intends to use in producing Products.
                       The prices for any items shall not exceed what Trimble's liability would have been for the items as described in Exhibit 8.2 if Trimble had canceled its orders for Products.

               19.1.2. During the Term of this Agreement,  Parts Trimble may reasonably require for all Products purchased by Trimble from Solectron. Prices for the Products shall not exceed Solectron's WAAP for procuring the Parts plus the material markup specified in Exhibit 1.20. Trimble acknowledges that prices for Parts shall be subject to adjustment for increased costs in procurement of materials and manufacturing after cessation of production of the Product for which such Parts are supplied.

     19.2.     Discontinued Parts.

               In addition to its obligations under paragraph 19.1 above, Solectron shall: (i) provide notice to Trimble at least twelve
               (12) months prior to discontinuing the availability of any Parts; (ii) inform Trimble of all last-time buy notifications for Parts promptly upon Solectron's receipt of such notifications; (iii) advise Trimble if a last-time buy is the most economical procurement strategy for such Parts as to which such a notification is received (especially custom Parts which may require tool maintenance and set-up charges that far outweigh piece part WAAPs); and (iv) assist Trimble as reasonably requested to negotiate supply of any Parts subject to a last-time buy. Trimble may then buy, and Solectron will supply, such quantities as Trimble deems necessary to fulfill the remainder of its Product support requirements (i.e., "last-time buy.") If Trimble determines that a final buy is not financially favorable due to the length of the remaining support period for the Part(s), Solectron will assist Trimble in finding a third party supplier that can continue to support the Part(s) through manufacturing.

     19.3.     Restricted Materials and Last Time Buys.

               Any Parts ordered or obtained by Solectron from or for Trimble that are subject to restricted, limited or otherwise problematic availability, including those that are subject to last-time buy or limited allocation, shall be held and used by Solectron exclusively to perform its obligations under this Agreement.

     19.4.     By Trimble

               Solectron shall purchase, and assist Trimble Dispose of, Parts from Trimble's inventory existing at the Effective Date before purchasing such Parts from other sources. Any such sales shall be on commercially reasonable prices, terms and conditions.

20.  PROPERTY FURNISHED TO SOLECTRON BY TRIMBLE

     20.1.     Trimble Property

               Unless otherwise agreed in writing by Trimble, and notwithstanding the provisions of paragraph 21, all designs, specifications, drawings, special dies, molds, patterns, jigs, fixtures and any other property furnished to Solectron by Trimble, or specifically paid for by Trimble, for use in the performance of this Agreement shall be and remain the sole property of Trimble, shall be marked as Trimble directs to evidence its ownership thereof, shall be subject to return to Trimble or other disposition at any time upon Trimble's instruction, shall be used exclusively in the furnishing for Trimble of goods and/or providing of services for Trimble and shall, in the case of tangible property, be insured by Solectron, at Solectron's expense, while in its custody or control in an amount equal to the replacement cost thereof, with loss payable to Trimble. Solectron shall furnish to Trimble a copy of the policy or certificate of such insurance upon demand. Solectron shall execute and deliver to Trimble such other or further agreements relative to property furnished by Trimble to Solectron as may be requested by Trimble. With respect to such property, Solectron at its expense shall (i) obtain any consumable material required for its operation, (ii) perform all routine maintenance, and (iii) perform all repairs necessitated by accident, misuse, abuse or neglect. Trimble shall be responsible to perform or pay for repairs due to reasonable wear and tear, provided that Solectron first notifies Trimble of the need for such repairs and cooperates with Trimble regarding the nature and source of such repairs. Solectron shall, upon Trimble's request, furnish to Trimble a written report listing the Trimble property in Solectron's possession.

               As of the Effective Date, the property Trimble is furnishing to Solectron under this Section 20.1 is listed on Exhibit 20.1 attached hereto.

     20.2.     Technology License

               Trimble grants to Solectron revocable, non-exclusive, non-transferable, royalty-free licenses to (i) possess, use and have used the Ancillary Technology exclusively for Trimble's benefit; and (ii) purchase or license from Trimble such of the Trimble Proprietary Components as is reasonably necessary for Solectron to produce Products exclusively for purchase by Trimble under this Agreement.

     20.3.     Trimble Trademark License

               Subject to the terms and conditions of this Agreement, Trimble hereby grants to Solectron a personal, non-exclusive, non-sublicensable, non-transferable, royalty-free, license to use during the Term such Trimble trademarks as may reasonably relate to the Products ("Trimble Marks"), to the extent reasonably required to perform Solectron's obligations under this Agreement.

               Solectron hereby acknowledges and recognizes Trimble's exclusive worldwide ownership of the Trimble Marks and agrees not to take any action inconsistent with such ownership. Solectron acknowledges that its use of the Trimble Marks pursuant to this Agreement and any goodwill established thereby shall inure to the sole benefit of Trimble.

               Solectron shall support Trimble in policing the use of the Trimble Marks and shall cooperate with Trimble in protecting the Trimble Marks, including cooperating in becoming a registered user of such Trimble Marks. Such cooperation by Solectron shall be at the sole expense of Trimble. Solectron shall promptly notify Trimble of any infringement of the Trimble Marks that comes to Solectron's attention.

               Solectron shall not attempt to register with any trademark office, anywhere in the world, any trademark or other mark that is confusingly similar to any of the Trimble Marks or that otherwise infringes or dilutes any of the Trimble Marks.

               Solectron shall not modify any Product bearing a Trimble Mark in such a manner as to detract from the favorable reputation enjoyed by the Trimble Marks. Solectron shall not take or permit to be taken any actions which would detract from the goodwill or favorable reputation associated with the Trimble Marks.

21.  INTELLECTUAL PROPERTY OWNERSHIP

     Except as expressly agreed by the Parties in this Agreement, or in a formal written amendment to this Agreement signed by duly authorized officers of each Party:

     21.1. Ownership of Proprietary Information that is Created solely by one Party.

               The "Owning Party" for purposes of this Agreement of all Proprietary Information owned by a Party or Created solely by a Party, whether before or after the Effective Date, shall be determined as follows:

               21.1.1. All  Proprietary  Information  which is not a Derivative of any Proprietary Information of the other Party shall be the sole and exclusive property of, and be deemed the Proprietary Information of, the Party who owned or Created the Proprietary Information.

               21.1.2. All Proprietary Information which is a Derivative of any
                       Proprietary Information of the other Party but which is not a Derivative of any Proprietary Information of the Party who so Creates, shall be Disclosed in writing to the other Party by the Party who so Created, and shall be deemed the Proprietary Information of the other Party.

               21.1.3. All Proprietary Information which is a Derivative of any
                       Proprietary Information of the other Party, and which is also a Derivative of any Proprietary Information of the Party who so Creates, shall be Disclosed in writing to the other Party by the Party who so Created, and shall be the Parties' joint property.

     21.2. Ownership of Proprietary Information that is Created Jointly by the Parties.

               The  "Owning  Party" for  purposes  of this  Agreement  of all
               Proprietary Information Created Jointly by the Parties, whether before or after the Effective Date, shall be determined as follows:

               21.2.1. All Proprietary Information Created Jointly by the
                       Parties which is a Derivative of any Proprietary Information of one Party who so Creates, and which is not a Derivative of any Proprietary Information of the other Party who so Creates, shall be Disclosed in writing to the Party from whose Proprietary Information it is a Derivative or whose Proprietary Information it incorporates, and shall be deemed the Proprietary Information of such Party.

               21.2.2. All Proprietary Information Created Jointly by the
                       Parties which is a Derivative of any Proprietary Information of one Party who so Creates, and which is also a Derivative of any Proprietary Information of the other Party who so Creates, shall be Disclosed in writing by each Party to the other, and shall be the Parties' joint property.

               21.2.3. All  Proprietary  Information  Created  Jointly  by the
                       Parties which is not a Derivative of Proprietary Information of either such Party, shall be Disclosed in writing by each Party to the other, and shall be the Parties' joint property.

     21.3.     Ownership of any other Proprietary Information.

               Ownership, whether solely by any Party or jointly by the Parties, and all related rights in, to and of, all Proprietary Information that is Created under circumstances not specified in Paragraph 21.1 or 21.2 above shall be agreed upon by the Parties in good faith and, failing such agreement, shall be submitted to arbitration in accordance with the provisions of Paragraph 28.4, provided, however, that the arbitrators' determination shall not result in, nor require or permit, the Disclosure or Disposition of a Party's Proprietary Information. Subject to the foregoing, in reaching its determination the arbitrator(s) shall take into account the following factors in addition to any other factors the arbitrator(s) deem relevant:

               21.3.1. The extent to which the Proprietary Information is based on or incorporates the Proprietary Information of a Party; and

               21.3.2. The extent of each Party's material contribution to the
                       Proprietary Information.

     21.4.     Effect of Joint Ownership on Disposition of Proprietary
               Information.

               Except as provided herein, either Party shall be free to Dispose of any Proprietary Information that is such Party's joint property, as determined under this Agreement, independently of and without accounting to any other Party therefor, subject always to the other Party's equal and concurrent right to likewise so Dispose of such joint property, provided always, that neither Party may Dispose of such joint property to the extent that such Disposition would result in or require Disclosure of the other Party's Proprietary Information of which the joint property was a Derivative or which is Incorporated in the joint property, if any.

     21.5. Effect of Joint Ownership on Patent and Copyright Prosecution and Enforcement.

               21.5.1. Either Party who jointly owns any Proprietary
                       Information, as determined under this Agreement, shall cooperate with any other Party who jointly owns such Proprietary Information (i) in filing and prosecuting applications for patent and copyright protection of any jointly owned Proprietary Information that is reasonably subject to such protection in any jurisdiction any such Party deems appropriate, and (ii) in enforcing patent rights and copyrights in such Proprietary Information against others in any jurisdiction the requesting Party deems appropriate.

               21.5.2. Notwithstanding Paragraph above, neither Party may file or prosecute nor require any other Party to cooperate in the filing or prosecution of an application for patent protection or copyright, and neither Party may enforce or require any other Party to cooperate in enforcing patent rights and copyrights for patent protection or
                       copyright,   to  the  extent  that  such  filing,
                       prosecution, cooperation or enforcement would result in or require public or otherwise damaging Disclosure of any the other Party's Proprietary Information of which the joint property is a Derivative or which is Incorporated in the joint property, if any.

               21.5.3. Any Party  requesting  cooperation  under Paragraph
                       21.5.1 or Paragraph 21.5.2 above shall bear all expenses associated therewith, except that the Parties who jointly own any Proprietary Information, as determined under this Agreement, shall equally bear the expense of filing and prosecuting applications for patent protection in the United States of America of such jointly owned Proprietary Information.

     21.6. Limitation on Transfer of Proprietary Information. Except as expressly provided herein, nothing in this Agreement shall operate to create or transfer an ownership, license or other proprietary interest in any Proprietary Information, nor require the Disclosure by an Owning Party of any of its Proprietary Information, nor restrict, inhibit or encumber any Owning Party's right or ability to dispose of, use, distribute, Disclose or disseminate in any way its own Proprietary Information or to release or modify by further agreement the obligations of the other Party or Others with respect to such Owning Party's Proprietary Information.

22.  CONFIDENTIALITY

     22.1. A Receiving Party shall, with respect to an Owning Party's Proprietary Information:

               22.1.1. Restrict  access  thereto to such of its employees and consultants who need to know it in order for the Receiving Party to perform its obligations under this Agreement and who agree to be bound by an obligation of confidence no less protective of the Disclosing Party's Proprietary Information than the provisions of this Agreement;

               22.1.2. Not use Proprietary  Information  disclosed to it
                       pursuant to this Agreement for any purposes other than those expressly permitted by this Agreement; and

               22.1.3. Not disclose Proprietary  Information disclosed to it pursuant to this Agreement to any third Party.

     22.2.     Each  Receiving   Party  shall  protect  the  Disclosing  Party's
               Proprietary Information using at least the same degree of care it employs to avoid disclosure of its own Proprietary Information of a similar nature, provided such degree of care is not less than reasonable under the circumstances. The obligations and restrictions provided in this Paragraph 22 shall survive expiration or termination of this Agreement.

     22.3. A Disclosing Party's Proprietary Information and any tangible or electronic medium on or by which it is or has been Disclosed to, possessed, or reproduced by the Receiving Party, shall at all times be the Disclosing Party's sole and exclusive property. The Disclosing Party may at any time, by written notice, revoke in whole or in part any permission given to the Receiving Party under this Paragraph 22 to use, possess or Disclose its Proprietary Information. Upon such revocation, or upon any written request, the Receiving Party shall immediately and unconditionally deliver to the Disclosing Party all of the Disclosing Party's Proprietary Information and any tangible or electronic medium on or by which it is or has been Disclosed to, possessed, or reproduced by the Receiving Party.

     22.4. Except as otherwise provided in this Agreement, the Disclosure of Proprietary Information shall not be construed as granting the Receiving

               Party any rights with respect to the other Party's Proprietary Information or any license under any patents, patent applications, copyrights and/or other intellectual property rights to which the Disclosing Party may then or thereafter own or hold licensing rights.

     22.5. Disclosure of any Proprietary Information by a Receiving Party hereunder shall not be precluded if such Disclosure is (a) in response to a valid and legally-enforceable order of a court or other government body or any political subdivision thereof; or (b) otherwise required by law, provided, however, that the Receiving Party before making such Disclosure must first (i) immediately upon receipt of such order notify the Disclosing Party of such order; and (ii) make and cooperate with the Disclosing Party in making, if available under applicable law, a good faith effort to obtain a protective
               order or other appropriate   determination  against  or  limiting
               disclosure  or  use  of  the Proprietary Information.

     22.6. Each Disclosing Party shall endeavor to affix or incorporate in any tangible Proprietary Information it Discloses to the Receiving Party an appropriate statement identifying the information as the Disclosing Party's Proprietary Information,
               such  as  "[Disclosing   Party]  Proprietary   Information",   or
               "[Disclosing Party] Confidential Information", or words of like meaning, clearly expressed. The Disclosing Party shall, after Disclosing Proprietary Information other than in tangible form, endeavor to: (i) promptly confirm the Disclosure, (ii) reduce the Proprietary Information to writing and (iii) identify the information as the Disclosing Party's Proprietary Information in the manner described above. However, the Disclosing
               Party's  failure  to so  affix  or incorporate  or  confirm shall not  affect  such  information's  or  material's character
               as  the  Disclosing  Party's   Proprietary   Information  under
               this Agreement.

23.  INTELLECTUAL PROPERTY INDEMNIFICATION

     23.1.     By Solectron

               Solectron shall defend, indemnify and hold harmless Trimble, its Affiliates and its and their customers from and against any costs, expenses, damages, judgments and liabilities of any kind, including reasonable attorneys' fees and costs, arising from or related to any claim, suit or other action against Trimble, any of its Affiliates or its or their customers to the extent such claim, suit or action is based upon an assertion that (i) the Manufacturing Standards, Solectron's Proprietary Information or any portion thereof, or (ii) the Product(s) where such claim, suit or action relates to the Manufacturing Standards or Solectron's Proprietary Information; infringe any third party's copyright, trade secrets, patent, trademark and/or trade name, and Solectron shall pay the amount of the settlement or the costs, damages and attorneys' fees and costs finally awarded by a court in any such suit or action, provided that Trimble:

               23.1.1. promptly gives Solectron notice of any such claim or threatened or actual suit or action;

               23.1.2. gives Solectron sole control of the defense and
                       settlement of such claim, suit or action and related settlement negotiations; and

               23.1.3. cooperates in the defense of such claim, suit or action.

               In the event that in any such suit or action an injunction is entered prohibiting the purchase or sales of any Product(s) by Trimble, any of its Affiliates or its or their customers, Solectron, at its expense, shall (i) procure for Trimble, its Affiliates and its and their customers the right to continue to purchase, sell, market, use and have others sell, market and use the Manufacturing Standards, Solectron's Proprietary Information and/or the Product(s); or (ii) replace or modify the Manufacturing Standards or Solectron's Proprietary Information such that Solectron or Trimble may manufacture or have manufactured Product(s) that are non-infringing while still conforming to the applicable Production File(s).

     23.2.     By Trimble.

               Trimble  shall defend,  indemnify and hold harmless  Solectron and its  Affiliates  from and  against  any  costs,  expenses, damages, judgments and liabilities of any kind, including reasonable attorneys' fees and costs, arising from or related to any claim, suit or other action against Solectron or any of its Affiliates to the extent such suit or claim is based upon an assertion that the Product(s), Trimble's Proprietary Information or any portion thereof infringe any third party's copyright, trade secrets, patent, trademark and/or trade name, and Trimble shall pay the amount of settlement or the costs, damages and attorneys' fees and costs finally awarded by a court in any such suit or action, provided that Solectron:

               23.2.1. gives Trimble notice of any such claim or threatened or actual suit or action;

               23.2.2. gives Trimble sole control of the defense and settlement of such suit, claim or action and related settlement negotiations; and

               23.2.3. cooperates in the defense and settlement negotiation of such suit, claim or action.

               Notwithstanding the preceding sentence, Trimble shall have no obligation to Solectron regarding any such claim, suit or action to the extent that such claim, suit or action is caused by, arises from or is attributable to (i) any unauthorized modification of the Trimble Proprietary Information by Solectron; (ii) or Solectron's unauthorized modifications to the Product(s).

     23.3.     General.

               In performing its obligations under this Agreement, each Party agrees that it will not knowingly infringe any patent, copyright, mask work right or trade secret of any third party.

               This Paragraph 23 shall survive the expiration or termination of this Agreement in any manner whatsoever. This Paragraph 23 specifies the exclusive remedies of the parties for any alleged infringement or misappropriation of any intellectual property rights of any third party by the Manufacturing Standards or Solectron Proprietary Information provided by Solectron to pursuant to this Agreement and by the Design Specification, Products, Trimble Proprietary Information or Trimble Components provided by Trimble pursuant to this Agreement.

24.  LIMITATION OF LIABILITY

     EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, WHETHER IN CONTRACT OR IN TORT, FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR LOST PROFITS OR LOSS OF GOODWILL, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, BY REASON OF ANY BREACH OR DEFAULT UNDER THIS AGREEMENT. Regardless of the foregoing, this paragraph shall not apply to either Party's breach of the following paragraphs [*].

25.  INSURANCE

     Each Party shall, at its own expense, maintain comprehensive general liability insurance (including product liability and broad form contractual liability) for not less than [*] per occurrence, during the term of this Agreement and for [*] thereafter. Such insurance shall (i) be in a form and with a carrier or carriers reasonably acceptable to Solectron and Trimble, (ii) list the other Party as an additional named insured, and (iii) provide that such insurance may not be canceled or altered so as to affect the interest of any of the foregoing without at least thirty (30) days' prior written notice to the other Party. Promptly following execution of this Agreement, each Party shall deliver to the other Party satisfactory evidence of such insurance coverage, or an equivalent self-insurance program.

26.  TERM OF THE AGREEMENT

     26.1.     Initial Term. The Initial Term of this Agreement shall be three
               (3) years, beginning on the Effective Date ("Initial Term").

     26.2. Renewal Term. Trimble shall have two (2) options to extend the Term for periods of one (1) year each ("Renewal Term") upon written notice to Solectron given not less than ninety (90) days before expiration of the then-current Term.

     26.3. Extended Term. Provided that Trimble does not timely renew the Term as provided in paragraph 25.2, the Term shall continue after any scheduled expiration of the Initial Term or any Renewal Term and until terminated by either Party on not less than ninety (90) days advance written notice to the other effective at or after such scheduled expiration.

27.  TERMINATION

     27.1.     This Agreement shall terminate:

               27.1.1. On expiration of the Term; or

               27.1.2. As the parties may mutually and expressly agree in writing at any time; or

               27.1.3. As provided elsewhere in this Agreement; or

               27.1.4. As may be decreed by final judgment or order of a court of competent jurisdiction; or






[*]-CERTAIN INFORMATION AS INDICATED ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE COMMMISSION. CONFIDENTAL TREATEMENT HAS BEEN REQUESTED WITH RESPCECT TO THE OMITTED PORTIONS.

               27.1.5. As otherwise provided by law.

     27.2.     This Agreement may be terminated:

               27.2.1. For Cause.

                       27.2.1.1.   By Trimble, in the event of Solectron's
                              material breach of this Agreement, which within thirty (30) days of Trimble's written notice thereof is neither (i) cured, nor (ii) the subject of a mutually agreed plan to cure, provided, however, that if a material breach is not capable of being cured, Trimble may terminate with immediate effect.

                      27.2.1.2.   By Solectron, in the event of Trimble's
                             material breach of this Agreement, which within thirty (30) days of Solectron's written notice thereof is neither (i) cured, nor (ii) the subject of a mutually agreed plan to cure, provided, however, that if a material breach is not capable of being cured, Solectron may terminate with immediate effect.

               27.2.2. For Trimble's Convenience, without cause, upon not less than ninety (90) days advance written notice to Solectron effective at or after the end of the Initial Term, regardless whether Trimble has renewed the Term as provided in Paragraph 25.2.

     27.3.     Contents of Notice of Termination

               When a Party is permitted or required to give written notice of termination under Paragraph 26.2.1 above, such notice shall state with reasonable particularity the nature of the breach, the steps required to cure if such breach is by its nature curable, and either (i) the Party's intent to terminate this Agreement if a curable breach is not cured, or (ii) the Party's election to immediately terminate the Agreement if the breach is not curable.

     27.4.     Effect of Termination and Notice of Termination

               27.4.1. Neither the  expiration nor  Termination of this
                       Agreement shall relieve either Party of any obligation previously accrued, nor any obligation accruing or arising thereafter under the following paragraphs of this Agreement and any other paragraphs that by their terms so provide: 1 ("Definitions"), 13
                       ("Records, Audits and Reports"), 17 ("Product Warranty; Epidemic Failure"), 18 ("Warranty Claims and Repair"), 19 ("Parts Supply"), 21 ("Intellectual Property Ownership"), 22 ("Confidentiality"), 23 ("Intellectual Property Indemnity"), 26 ("Termination"), and 28 ("General").

               27.4.2. Upon any  notice of  termination  given by  either  Party for any reason, the exclusivity provided in Paragraph 3 of this Agreement with respect to the manufacture of Products by Solectron for Trimble shall immediately terminate.

               27.4.3. Upon  Solectron's  termination  of  this  Agreement  as provided in Paragraph 26.2.1.2, Solectron at Trimble's request shall continue to supply the Products to Trimble, subject to commercially reasonable terms and conditions of sale, for a period of twelve (12) months following such termination.

               27.4.4. Upon or after any notice of  termination,  any
                       Termination, or any Exclusivity Termination Notice, (i) Solectron will identify to Trimble any Products, Parts, finished goods, work in progress, components or other material for which Trimble is or may become liable under the terms of this Agreement to pay Solectron, and
                       (ii) Solectron at Trimble's request will sell and deliver to Trimble those Parts and assemblies as required under
                       Exhibit 8.2 and such other items as Trimble may elect to purchase, at the price determined under this Agreement.

               27.4.5. Upon any  Termination,  Solectron  shall complete the production of any Products for which Solectron has accepted a purchase order as of the effective date of such Termination and deliver such completed Products to Trimble within twenty (20) days of the effective date of such Termination provided, however, that if this Agreement was terminated by Trimble for Solectron's
                       default under Paragraph 26.2.1.1,   Trimble  may  direct
                       Solectron to refrain from completing such production and in such event Trimble shall be under no obligation, under this Paragraph 26.4.5 or otherwise under this Agreement, to pay Solectron for any such items or any portions or components thereof. With respect to purchase orders for components that will not be utilized to manufacture Products as set forth above in this Paragraph 26.4.5, Solectron shall not cancel any purchase order accepted by its suppliers for the purchase of Parts, without Trimble's prior written authorization.

               27.4.6. Upon any  Termination or Exclusivity Termination Notice,
                       Trimble shall have a perpetual, non-exclusive, royalty-free license to use and have used the Production Files for Product-related purposes to the extent such use is not otherwise permitted under the terms of this Agreement. Regardless of the foregoing, in no event will Trimble have a license to use or disclose any Solectron Inventions or Trade Secrets.

               27.4.7. Within  fifteen (15) days after a notice of termination is given by either Party to the other, or at least thirty (30) days before any expiration of this Agreement, Solectron shall provide Trimble with all relevant information concerning its outstanding purchase orders for Parts. Trimble may, on or before the effective date of such termination or expiration, elect, at Trimble's sole discretion and in addition to any other rights Trimble may have under this Agreement, none, any one, or a combination of the following options:

                       27.4.7.1  To purchase from Solectron some or all Parts.

                       27.4.7.2. Direct Solectron to cancel, to the extent
                              possible, some or all of the outstanding purchase orders for Parts; or

                       27.4.7.3. Obtain from Solectron an assignment of
                              Solectron's rights and obligations under the outstanding purchase orders Parts.

                       If Trimble instructs Solectron to cancel any Solectron purchase order for Parts under Paragraph 26.4.7.2, (i) Solectron agrees to use reasonable efforts to cancel such purchase order; (ii) Solectron shall use reasonable efforts to negotiate an equitable settlement with its suppliers concerning Solectron's financial liability due to the cancellation of such purchase order for Parts; and
                       (iii) if Solectron is unable to cancel any outstanding purchase order for Parts, Trimble shall be liable for Solectron's direct financial liability for such purchase orders and/or their cancellation as provided in Exhibit 8.2.

28.  REPRESENTATIONS

     28.1. Each Party represents to the other that: (i) it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; (ii) it has the rights, licenses, permits and power to perform all obligations incurred by it under this Agreement; (iii) the execution, delivery and performance of this Agreement are duly authorized; (iv) this Agreement has been duly executed and delivered by it and is a valid and binding obligation of it; and
               (v) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or violate its charter and by-laws, any other contract or agreement to which it is a party, any applicable law or any order or judgment of any court or governmental authority. Solectron represents that all Product(s) purchased and sold pursuant to this Agreement shall be (i) free from any liens or encumbrances and (ii) manufactured, labeled, packaged, sold and Delivered in accordance with all applicable United States federal, state and local laws, orders, regulations, codes and standards (whether or not specifically referenced elsewhere in this Agreement).

     28.2. Trimble represents and warrants to Solectron that Trimble and its Affiliates have the right to manufacture and have manufactured the Products.

29.  GENERAL

     29.1.     Force Majeure.

               Neither Party shall be liable to the other Party if the performance of any of its obligations under this Agreement is prevented or delayed because of causes beyond its reasonable control including, without limitation, fire, strike, war, insurrection, act of God, law, regulation and embargo of government agency, riot, severe weather, restriction on the use of power or any other cause beyond its reasonable control and not due to such Party's own fault or negligence (an "Excusable Delay"). A Party shall be excused from its performance to the extent caused by such Excusable Delay; provided that such Party (i) gives notice of the Excusable Delay to the other Party promptly after its occurrence, (ii) uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance, (iii) continues the performance of all its obligations under this Agreement that are not prevented or delayed and (iv) upon cessation of the Excusable Delay, promptly performs or completes performance of the obligations which were prevented or delayed. Notwithstanding the foregoing, if Solectron's performance is delayed for more than five (5) days due to Excusable Delay, Trimble shall have the right to temporarily and reasonably procure from any other supplier Product(s) which Solectron is unable to supply.

     29.2.     Assignment; Binding Effect.

               Neither Party shall assign or transfer this Agreement or any rights and obligations hereunder without the other Party's prior written consent, which consent may be refused in such Party's absolute discretion. This Agreement and the transactions and other instruments provided for herein shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and permitted assignees.

     29.3.     Governing Law.

               This Agreement shall be governed by and the legal relations between the parties shall be determined in accordance with the substantive laws of the State of California, without regard to the conflicts of law principles of California.

     29.4.     Dispute Resolution.

               Except for the right of either Party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief pending further action by the arbitrators, all claims or disputes related to or arising from this Agreement or the commercial relationship of the parties that are not resolved by negotiation and mutual agreement shall be submitted to final and binding arbitration before JAMS/ENDISPUTE, or its successor, for arbitration in Santa Clara County, California pursuant to the United States Arbitration Act, 9 U.S.C. ss.1 et seq., unless the parties mutually agree otherwise. Either Party may commence the arbitration process by filing a written demand for arbitration with JAMS/ENDISPUTE, with a copy to the other Party. The arbitration will be conducted in accordance with the provisions of JAMS/ENDISPUTE's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. Each Party will select an arbitrator from JAMS/ENDISPUTE's panel of neutrals and together the selected arbitrators shall mutually agree on a third arbitrator. The parties covenant that they shall participate in the arbitration in good faith, and that they shall share equally in its costs, except for attorneys' fees and expenses of witnesses which shall be borne by the Party incurring the fees or producing the witness. The arbitration award shall be in writing and shall specify the factual and legal bases of such award. The arbitration award shall be final and binding, and judgment thereon may be entered by any court of competent jurisdiction. The parties agree that the arbitration award shall be treated confidentially, and the parties shall not, except as otherwise required by law or court order or to enable its entry or enforcement as a judgment, disclose the arbitration award to any third Party, excluding personnel in their Affiliates and their attorneys and accountants with a need to know, provided that such recipients agree to be bound by the same restrictions as are contained in this Agreement. The arbitrator shall not have the power to render an award of punitive, exemplary or treble damages. To the extent of any conflict, the provisions of this Agreement shall supersede and control any JAMS/ENDISPUTE rules. The provisions of this Paragraph 28.4 may be enforced by any court of competent jurisdiction, and the prevailing Party in such enforcement action shall recover from the other Party its costs, reasonable attorney fees and expenses, from the other Party.

     29.5.     No Waiver.

               Either  Party's  (i) waiver of any  performance  by the other,
               (ii) waiver of any condition of this Agreement, or (iii) consent to any breach of this Agreement by the other, shall
               (a) be effective only if expressly set forth in a writing signed by the Party alleged to have waived or consented, and
               (b) not constitute or require an ongoing waiver of such performance or condition, or consent to any previous, different or subsequent breach, regardless of whether such performance, condition or breach is similar, identical or related, and regardless of the course of dealing which develops or has developed between the Parties.

     29.6.     Compliance with U.S. Government Export Controls.

               If either Party exports any Product or any Proprietary Information, such Party shall comply with the United States Export Administration Act as amended from time to time, with the Export Administration Regulations promulgated from time to time thereunder, all other export laws and regulations of the United States and all amendments, modifications or additions thereto, including all laws and regulations relating to re-export.

     29.7.     Notices.

               All notices, requests and other communications permitted or required to be given pursuant to this Agreement shall be in writing and shall be personally delivered, or sent by recognized delivery service or certified or registered mail with return receipt requested and with all postage prepaid, to the recipient Party at its address set forth below:

               Trimble:                                  Solectron:
               Trimble Navigation Limited                Solectron Federal
               Attention: Chief Manufacturing Officer    Systems, Inc.
               645 North Mary Avenue                     847 Gibraltar Drive
               Sunnyvale, CA 94088-3642                  Milpitas, CA 95035

               With Copy To:                             With Copy To:

                                                         Solectron Corporation
               Trimble Navigation Limited                Attention: Corporate
               Attention: General Counsel Urgent Notice  Legal Department
               645 North Mary Avenue                     847 Gibraltar Drive
               Sunnyvale, CA 94088-3642                  Milpitas, CA 95035



               Each such notice shall be effective upon delivery or when delivery is refused. Either Party may, by notice given in compliance with the provisions of this Paragraph 28.7, designate another address for receipt of notice.

     29.8.     Entire Agreement.

               This Agreement, together with its exhibits, constitutes the entire agreement of the Parties respecting its subject matter. It supersedes all prior and contemporaneous communications and understandings and agreements, written or oral, between the parties relative to its subject matter and merges all discussions between them, including, without limitation, the Letter of Intent dated April 19, 1999 between the Parties. Regardless of the above, the Parties acknowledge that they have entered into (i) an Asset Purchase Agreement dated August 10,1999, for the sale of certain Trimble assets (the "Asset
               Purchase Agreement") and (ii) a sublease dated August 10, 1999, for Solectron's rental of certain Trimble Sunnyvale facilities (the "Sublease"). The parties agree that (a) this Agreement will not supersede the Asset Purchase Agreement and that the provisions of the Asset Purchase Agreement shall exclusively govern the sales of the applicable assets; and (b) this Agreement will not supersede the Sublease and that the provisions of the Sublease shall exclusively govern the rental of the applicable Trimble facilities. This Agreement may only be amended by subsequent written agreement which is duly executed by the parties.

     29.9.     Severability

               If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such

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               invalidity, illegality, or unenforceability or, if that is not
               possible,   such  provision  shall,  to  the  extent  of  such
               invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect provided, however, that the court shall have authority and jurisdiction to add to this Agreement a provision as similar in terms and intended effect to such severed provision as may be possible and be legal, valid, and enforceable. If, as a result of the foregoing, a party's material benefits under this Agreement that would have existed but for the operation of the preceding sentence are materially impaired, such party may at such party's election thereafter terminate this Agreement on not less than three (3) months advance written notice to the other party.

     29.10.    Effect of Title and Headings.

               The title of this Agreement and the headings of its articles are included solely for convenience and shall not govern, limit or aid in the interpretation of any terms or provision of this Agreement.

     29.11.    Construction

               The Parties acknowledge and agree that both Parties have participated in the drafting and negotiation of all provisions of this Agreement, and each Party hereby waives and agrees not to assert that any ambiguity should be construed for or against either Party. Except as otherwise specified, references in this Agreement to Paragraphs and Exhibits are to Paragraphs of, and Exhibits attached to, this Agreement. Except where the context clearly requires to the contrary, "including" shall mean "including, without limitation".

     29.12.   Nature of Relationship

              For the purposes of this Agreement, the Parties are deemed to be independent contractors. It is expressly agreed that this Agreement and the relationship between the parties hereby established do not constitute a partnership, joint venture, agency or contract of employment. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, except as authorized in writing by the Party to be bound. Neither Party shall bind nor attempt to bind the other to any contract or to the performance of any obligation, nor represent to third parties that it has any right to enter into any obligation on the other's behalf.

     29.13.    Publicity.

               Neither Party shall make or issue any publicity, news release, public announcement or communication of any sort with the media, direct or indirect, written or oral, concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party, not to be unreasonably withheld.

WITH INTENT TO BE BOUND, Trimble and Solectron have executed this Agreement on the dates indicated below.

Trimble:                                      Solectron:

TRIMBLE NAVIGATION LIMITED                    SOLECTRON FEDERAL SYSTEMS, INC.


By:                                           By:

Printed Name                                  Printed Name
and Title:                                    and Title:


Dated:                                        Dated:


                                             SOLECTRON CORPORATION


                                             By:

                                             Printed Name
                                             and Title:


                                             Dated:

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                                   EXHIBIT 5.6
                         Manufacturing Support Services

1.   MANUFACTURING SUPPORT SERVICES

     During the Term, each Party at its sole expense shall perform its services as described below.

2.   TRIMBLE'S SERVICES

      Except as expressly stated below, or elsewhere in this Agreement, Trimble shall be responsible for product introduction and development services, including without limitation:

      2.1.     Printed Circuit Board ("PCB") Assembly

               In the PCB Assembly area, Trimble shall perform the following manufacturing support services:

               2.1.1. Creating fixtures and processes for product introduction into manufacturing ("Product Introduction");

               2.1.2. Creating in-circuit testing ("ICT") programs, fixtures and acceptance or approval standards;

               2.1.3.    Approving an X-ray program for testing Products;

               2.1.4. Qualifying and validating the processes developed by Solectron as described in paragraph 3.1 of this Exhibit; and

               2.1.5. Cooperating with Solectron to identify any improvements to the above or other manufacturing processes.

     2.2.      PCB Testing and Box Build

               In the PCB Testing and Box Build area, Trimble shall perform the following manufacturing support services:

               2.2.1. Creating Product Introduction hardware and software to perform functional, strife and board tests;

               2.2.2. Creating and validating repeatability and reproducibility of Product Introduction tests;

               2.2.3. Upgrading test station hardware equipment and software as required;

               2.2.4. Creating Product Introduction acceptance testing and approval standards;

               2.2.5.    Creating Product Introduction fixtures and processes;

               2.2.6. Performing reasonable operator training for the Product Introduction materials created by Trimble in this paragraph 2.2;

               2.2.7. Scheduling shared equipment during the Transition Period (as defined below);

               2.2.8. Qualifying and validating the processes developed by Solectron as described in paragraph 3.2 of this Exhibit; and

               2.2.9. Cooperating with Solectron to identify any improvements to the above or other manufacturing processes.

3.   SOLECTRON'S SERVICES

     3.1.      Printed Circuit Board ("PCB") Assembly

               In  the  PCB  Assembly  area,   Solectron  shall  perform  the
               following manufacturing support services:

               3.1.1.    Building additional or replacement assembly fixtures;

               3.1.2. Developing different processes for securing Parts to the PCB Assemblies;

               3.1.3.    Procuring, building and maintaining ICT test equipment;

               3.1.4. Procuring, building and maintaining ICT software and fixtures;

               3.1.5. Procuring, building and maintaining flying probe test equipment, software, and fixtures;

               3.1.6. Procuring or developing X-ray software for Trimble's approval;

               3.1.7.    Maintaining approved X-ray software;

               3.1.8. Procuring and maintaining stencils, other placement equipment, and reflow software;

               3.1.9. Tracking and reporting yield measurements as required by this Agreement;

               3.1.10. Maintaining and operating all equipment as necessary to ensure that Products produced on the equipment consistently meet or exceed the quality and other requirements of this Agreement and good commercial practices;

               3.1.11. Coordinating Corrective Action Reports as required by this Agreement; and

               3.1.12. Cooperating with Trimble to identify and, upon Trimble's approval, implement any improvements to the above or other manufacturing processes.

     3.2.      PCB Testing and Box Build

               In the PCB Testing and Box Build area, Solectron shall perform the following manufacturing support services:

               3.2.1. Maintaining, including troubleshooting, calibrating, and performing mechanical maintenance for assembly fixtures and test stations;

               3.2.2. Tracking and reporting yield measurements as required by this Agreement;

               3.2.3. Procuring such commercially-available equipment (including MAPS Packages and assembly aids) as is necessary to perform its obligations under this Agreement;

               3.2.4. Coordinating Corrective Action Reports as are required by this Agreement;

               3.2.5. Training new Solectron personnel in the use of the equipment furnished by Trimble;

               3.2.6. Creating design analysis reports as required by this Agreement;

               3.2.7. Maintaining and operating all equipment as necessary to ensure that Products produced on the equipment consistently meet or exceed the quality and other requirements of this Agreement and good commercial practices;

               3.2.8. Procuring, installing and maintaining Strife testing and ESS equipment as specified by Trimble in the Manufacturing Standards; and

               3.2.9. Cooperating with Trimble to identify and, upon Trimble's approval, implement any improvements to the above or other manufacturing processes.

4.   TRIMBLE ASSISTANCE DURING TRANSITION

              During the first twelve (12) months following the Effective Date ("Transition Period") Trimble shall provide to Solectron such assistance as Trimble, in its business judgment, determines is reasonable to assist Solectron in performing its obligations described in paragraph 3 above.


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